Exhibit 4.35

EXHIBIT A

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Applicable Restricted Securities Legend]

[Depository Legend, if applicable]

[Conru/Mapstead Definitive Security Legend, if applicable]

No. [ ]	Principal Amount $[ ]
CUSIP NO.

INTERACTIVE NETWORK, INC. and FRIENDFINDER NETWORKS INC.

14% Senior Secured Note, Series A, due 2013

Interactive Network, Inc., a Nevada corporation, and FriendFinder Networks Inc., a Nevada corporation, promise to pay to [_____] or its registered assigns, the principal sum of [ ] Dollars on September 30, 2013.

Interest Payment Dates:  March 31, June 30, September 30 and December 31
Record Dates:  March 15, June 15, September 15 and December 15

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, INTERACTIVE NETWORK, INC. and FRIENDFINDER NETWORKS INC. have caused this instrument to be executed by the manual or facsimile signature of an Authorized Officer.

INTERACTIVE NETWORK, INC.

By:
Name: Paul Asher
Title: Secretary

FRIENDFINDER NETWORKS INC.

By:
Name: Paul Asher
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities herein designated referred to in the within-mentioned Indenture.

Dated: October ___, 2010

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Trust Officer

[FORM OF REVERSE SIDE OF SECURITY]
INTERACTIVE NETWORK, INC. and FRIENDFINDER NETWORKS INC.

14% Senior Secured Note, Series A, due 2013

1.           Interest

Interest.  Each Security shall bear interest on the principal amount thereof from time to time outstanding, from the Issue Date until such principal amount is paid, at a rate per annum equal to 14%.

Default Interest.  To the extent permitted by law, upon the occurrence and during the continuance of a Default or an Event of Default, the principal of, and all accrued and unpaid interest on, all Securities, fees, indemnities or any other Obligations of the Obligors under this Indenture and the other Security Documents, shall bear interest, from the date such Default or Event of Default occurred until the date such Default or Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

Interest Payment.  Interest on each Security shall be payable in immediately available and freely transferable funds quarterly in arrears, on each March 31, June 30, September 30 and December 31, commencing December 31, 2010, and at maturity (whether at the Maturity Date, upon demand, by acceleration or otherwise).  Interest at the applicable Post-Default Rate shall be payable on demand.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Issuers’ obligations with respect to payment of such interest.

Additional Amounts.  All references to interest herein shall include Additional Amounts, if any.

2.           Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Issuers will pay interest to the Persons who are registered Holders at the close of business on the March 15, June 15, September 15 and December 15 next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.  The Issuers will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.           Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Trustee, Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder.  The Issuers or any of their domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.           Indenture

The Issuers issued the Securities under an Indenture dated as of October 27, 2010 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and, to the extent required, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent of any conflict between the terms of this Security and the terms set forth in the Indenture, the terms set forth in the Indenture shall govern.

The Securities are first-priority secured senior obligations of the Issuers.  The aggregate principal amount of Securities that may be authenticated and delivered under the Indenture is $305,000,000.  This Security is one of the 14% Senior Secured Notes due 2013 referred to in the Indenture.  The Securities shall be secured by first priority Liens and security interests, subject to Permitted Liens, in the Collateral.  The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and the making of certain fundamental changes, the incurrence of certain liens, the incurring of lease obligations, the sale of capital stock, the making of loans, advancements and investments, the maintenance of certain financial maintenance covenants, transactions with Affiliates and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Issuers under the Indenture, the Securities and the Security Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed (and future guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior secured basis pursuant to the terms of the Indenture.

5.           Redemption

Optional Redemption of Securities.  On or after the Issue Date, the Issuers may redeem the Securities, in whole but not in part, upon not less than 30 days’ prior written notice to the Holders and the Trustee, at a redemption price (expressed as a percentage of principal amount thereof) equal to 110.0% plus accrued and unpaid interest, on the Securities redeemed.

Applicability of Article.  Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of the Indenture, shall be made in accordance with the Indenture.

6.           Mandatory Redemptions and Mandatory Options to Purchase

The Issuers are required to make mandatory redemption payments and mandatory options to purchase with respect to the Securities, pursuant to Section 2.18 of the Indenture.

7.           Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $50,000 and whole multiples of $1 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Security (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption.

8.           Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.           Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuers for payment as general creditors unless an abandoned property law designates another Person and not to the Trustee for payment.

10.         Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuers at any time may terminate some or all of its obligations under the Securities, the Indenture and the Security Documents if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11.         Amendment, Supplement, Waiver

The Indenture, the Securities, the Guaranty, the Security Documents and the Intercreditor Agreement may be amended, supplemented or waived only in accordance with the Indenture and the respective terms of such instruments.

12.         Defaults and Remedies

Please refer to the Indenture for the Events of Default and the rights and remedies of the Trustee and the Holders.

13.         Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

14.         No Recourse Against Others

An incorporator, director, officer, employee or stockholder of each of the Issuers or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuers or any Guarantor under the Securities, the Indenture, the Security Documents or the Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are a part of the consideration for the issuance of the Securities.

15.         Authentication

This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.         Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.         CUSIP, Common Code and ISIN Numbers

The Issuers have caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

18.         Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security in larger type.  Requests may be made to:

FriendFinder Networks Inc.
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Security on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature
Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

The signatory above hereby certifies that it ☐is / ☐ is not an Affiliate of any Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of any Issuer.

The signatory above hereby certifies that it ☐ is / ☐ is not a Conru/Mapstead Affiliate as defined in the Indenture.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by any Issuer or any Affiliate of any Issuer, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to an Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐
transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Issuers pursuant to Section 2.18 of the Indenture, check the following box:

☐	☐	☐

[2.18(b)]	[2.18(c)]	[2.18(d)]

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 2.18(b), Section 2.18(c) or Section 2.18(d) of the Indenture, state the amount in principal amount (must be in denominations of $1,000 or an integral multiples of $1.00 in excess thereof):
$                                                                       and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repurchased (in the absence of any such specification, one such Security will be issued for the portion not being repurchased):

Date:	Your
Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature
Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.